UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 30, 2013

AllianceBernstein Holding l.p.
(Exact name of registrant as specified in its charter)

Delaware	001-09818	13-3434400
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

AllianceBernstein L.P. and AllianceBernstein Holding L.P. (collectively, “AllianceBernstein”) are furnishing the news release issued on July 31, 2013 announcing their financial and operating results for the quarter ended June 30, 2013 (“2Q13 Release”).  The 2Q13 Release is attached hereto as Exhibit 99.01.

AllianceBernstein is furnishing its Second Quarter 2013 Review, dated July 31, 2013 (“2Q13 Review”). The 2Q13 Review is attached hereto as Exhibit 99.02.

AllianceBernstein is furnishing a transcript of its conference call with analysts relating to the 2Q13 Release and the 2Q13 Review (“2Q13 Transcript”).  The call took place on July 31, 2013.  The 2Q13 Transcript is attached hereto as Exhibit 99.03.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On July 30, 2013, the sole stockholder of AllianceBernstein Corporation (“Corporation”), the general partner of AllianceBernstein, elected Scott A. Schoen and Joshua A. Weinreich as new members of the Board of Directors (“Board”) of the Corporation.

Mr. Schoen was named a member of the Audit Committee of the Board at the Regular Meeting of the Board held on July 30, 2013.  Mr. Weinreich was not named to any committee of the Board.

Item 7.01.	Regulation FD Disclosure.

AllianceBernstein is furnishing the 2Q13 Release, which is attached hereto as Exhibit 99.01.

AllianceBernstein is furnishing the 2Q13 Review, which is attached hereto as Exhibit 99.02.

AllianceBernstein is furnishing the 2Q13 Transcript, which is attached hereto as Exhibit 99.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.01	2Q13 Release.

99.02	2Q13 Review.

99.03	2Q13 Transcript.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AllianceBernstein Holding l.p.

Dated: August 1, 2013	By:	/s/ John C. Weisenseel
John C. Weisenseel Chief Financial Officer